Exhibit (b)(ii)

SERIES EXHIBIT A
to
Restricted ADS Letter Agreement, dated as of November 16, 2021
(the “Restricted ADS Letter Agreement”), by and between
Autolus Therapeutics plc

and
Citibank, N.A.

_____________________

BLACKSTONE – PIPE SECURITIES PURCHASE AGREEMENT

_____________________

November 16, 2021

Reference is hereby made to (i) the Deposit Agreement, dated as of June 26, 2018, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Autolus Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Restricted ADS Letter Agreement, dated as of November 16, 2021 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

Pursuant to the terms of the Collaboration and Financing Agreement (the “Financing Agreement”) by and between the Company and BXLS V – Autobahn L.P. (“Blackstone,” the “Investor”), the Investor has agreed to help fund the continued development of certain of the Company’s product candidates in exchange for the issuance by the Company to the Investor of that certain Warrant Instrument, dated as of November 6, 2021, together with that certain Warrant Certificate, (together, the “Blackstone Warrant”) evidencing the Investor’s right to purchase the Company’s ADSs on the terms and conditions set forth therein.

Concurrently with the Financing Agreement and the issuance of the Blackstone Warrant, the Company has, upon the terms set forth in that certain Securities Purchase Agreement, dated as of November 6, 2021 (the “Securities Purchase Agreement”), between the Company and the Investor, offered and agreed to sell an aggregate of 17,985,611 ADSs of the Company to the Investor in the form of Restricted ADSs upon the terms set forth therein in reliance upon the exemptions from registration afforded by the provisions of Section 4(a)(2) (the “Section 4(a)(2) Exemption”) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act (such transaction, the “Private Placement”).

Series Exh. A-1

The purpose and intent of this Series Exhibit A (Blackstone – PIPE Securities Purchase Agreement) is to supplement the Deposit Agreement and the Restricted ADS Letter Agreement for the purpose of accommodating (i) the issuance of Restricted ADSs to the Investor in connection with the Private Placement (such ADSs, “Private Placement ADSs”), (ii) the sale of transfer of such Private Placement ADSs, and (iii) certain ancillary transactions further described below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1.                  Deposit of Shares. The Company and the Depositary hereby agree that upon the consummation of the Private Placement, the Company shall (i) cause 17,985,611 Shares (the “Private Placement Shares”) to be issued and deposited with the Custodian and (ii) instruct the Depositary to issue and deliver the corresponding number of Restricted ADSs in respect thereof (the “Private Placement ADSs”), in each case upon the terms of Section 2.14 of the Deposit Agreement, as supplemented by this Restricted ADS Letter Agreement, to the Investor or its designee.

2.                  Issuance and Delivery of Private Placement ADSs. In connection with the Private Placement, the Company hereby instructs the Depositary to issue the Private Placement ADSs in the form of Restricted ADSs against the registration and deposit of the Private Placement Shares by the Company, for and on behalf of the Investor in connection with the Private Placement, subject to compliance with the terms and conditions of the Deposit Agreement, as supplemented by the Restricted ADS Letter Agreement, including, without limitation, receipt by the Depositary of all applicable fees. The Depositary hereby agrees to deliver the Private Placement ADSs in the form of Restricted ADSs in accordance with the Deposit Agreement and the Restricted ADS Letter Agreement upon receipt (i) from the Company of a duly completed and signed Standard Consent and Delivery Instruction; (ii) of confirmation of deposit from the Custodian of the applicable Private Placement Shares by the Company; (iii) the opinions referred to in Section 3 of this Series Exhibit A below; and (iv) payment of the ADS issuance fees, taxes, and expenses payable under the terms of the Deposit Agreement and this Restricted ADS Letter Agreement.

3.                  Opinion Coverage. In addition to those opinions described in Section 2 of the Restricted ADS Letter Agreement, the Company shall at the time of execution of this Series Exhibit A cause (A) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) assuming its due authorization, execution and delivery, this Restricted ADS Letter Agreement, as supplemented by this Series Exhibit A, is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) the deposit of Private Placement Shares by the Company, or by, for, or on behalf of, the Investor and the issuance and delivery of Private Placement ADSs, in each case upon the terms contemplated herein, do not require registration of the Private Placement Shares under the Securities Act, and (B) its English counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) the Company has duly authorized and executed this Series Exhibit A, (ii) all approvals required by the law of England and Wales to permit the deposit of Private Placement Shares under the Deposit Agreement and this Restricted ADS Letter Agreement have been obtained, and (iii) the terms of this Restricted ADS Letter Agreement and the transactions contemplated by this Restricted ADS Letter Agreement, in each case as supplemented by this Series Exhibit A, do not contravene or conflict with any law of England and Wales of general application.

Series Exh. A-2

4.                  Additional Limitations on Issuance of Private Placement ADSs. In addition to the other terms, conditions, and limitations set forth in the Deposit Agreement, as supplemented by the Restricted ADS Letter Agreement and this Series Exhibit A, the Depositary shall only accept deposit(s) of Private Placement Shares by the Company on behalf of the Investor against issuance of Private Placement ADSs, and not directly by the Investor, and any such deposit(s) of Private Placement Shares shall only be made by the Company and shall only be accepted by the Depositary against the issuance of Private Placement ADSs promptly after the consummation of the Private Placement.

5.                  CUSIP. The Depositary shall (unless otherwise agreed by the Company and the Depositary in writing) cause the Private Placement ADSs issued upon the deposit of Private Placement Shares to be separately identified on the books of the Depositary under CUSIP No.: 05280R993.

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Series Exh. A-3

This Series Exhibit to Restricted ADS Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Series Exhibit to Restricted ADS Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

AUTOLUS THERAPEUTICS PLC

By:	/s/ Christian Itin
Name: Christian Itin
Title: Chief Executive Officer

CITIBANK, N.A.
as Depositary

By:	/s/ Joseph Connor
Name: Joseph Connor
Title: Attorney in Fact

Series Exh. A-4